EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant

Section 906 of Sarbannes-Oxley Act of 2002

In connection with the Quarterly Report of Matrix Service Company (The “Company”) on Form 10-Q for the period ending August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Hall, Vice President, Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbannes-Oxley Act of 2002, that based on our knowledge:

(1)	Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is deemed to accompany this Quarterly Report on Form 10-Q, but is not deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, an amended, or otherwise.

Date: October 10, 2003

/s/ Michael J. Hall
Vice President – Finance and Chief Financial Officer